EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Money Market Reserves
File Number: 811-2554
Registrant CIK Number: 0000106830


Item 72, 73, 74 and 75

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 75 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 1 SEC Identifier S000004463 Prime Money Market Fund
Class 1 SEC Identifier C000012239
Class 2 SEC Identifier C000012240


Items 74A-75A

74A-$0
74B-$152,203
74C-$115,021,511
74D-$4,653,143
74I-$1,693,575
74J-$9,090
74L-$449,871
74N-$121,979,393
74o-$872,174
74P-$1,237
74R4-$230,646
74T-$120,875,336
75A-$118,436,098

Series 2 SEC Identifier S000004462 Federal Money Market
Class 1 SEC Identifier C000012238

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                      $0.00005

